Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of April 1, 2015, between

FMR Co., Inc.

and

FMR Investment Management (U.K.) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LCC	Fidelity Communication Services Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Consumer Discretionary Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Consumer Staples Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Emerging Markets Equity Central Fund	Equity	09/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Energy Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Financials Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Health Care Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Industrials Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Information Technology Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity International Equity Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Materials Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LCC	Fidelity Real Estate Equity Central Fund	Equity	09/17/2014
Fidelity Central Investment Portfolios LCC	Fidelity Utilities Central Fund	Equity	07/17/2008

Agreed and Accepted

as of May 20, 2019

FMR Co., Inc.	FMR Investment Management (U.K.) Limited

By:      /s/Christopher J. Rimmer

By:

/s/Mark D. Flaherty

Name:

Christopher J. Rimmer

Name:

Mark D. Flaherty

Title:

Treasurer

Title:

Director